Exhibit 99.1




                           EMERGING GAMMA CORPORATION




                                  June 18, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: Annual Report on Form 10-KSB for the year ended March 31, 2002 for Emerging Gamma Corporation (the "Company")

Ladies and Gentlemen:

     Consistent with the Commission's release of March 18, 2002, please be advised that the Company has obtained a letter from Arthur Andersen LLP, the Company's independent public accountants, containing the following representations regarding the audit performed on the Company's balance sheet as of March 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2002 and 2001:


          .   the audit was subject to Arthur Andersen's  quality control system
              for  the  U.S.   accounting  and  auditing   practice  to  provide
              reasonable   assurance  that  the  engagement  was  conducted  in
              compliance with professional standards;

          . there was appropriate continuity of Arthur Andersen personnel working on the audit; and

          .   there   was   appropriate    availability   of   national   office
              consultation.

     Representation relating to the availability of personnel at foreign affiliates of Arthur Andersen was not relevant to this audit.


                                         EMERGING GAMMA CORPORATION




                                         By: /s/ Burt H. Keenan
                                             ---------------------------
                                             Burt H. Keenan
                                             Chairman of the Board